UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 29, 2013

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

CVR Energy, Inc. (“CVR Energy”) indirectly owns 100% of CVR GP, LLC (“CVR GP”), the general partner of CVR Partners, LP (the “Partnership”). In addition, CVR Energy owns approximately 53% of the common units representing limited partner interests of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to a Second Amended and Restated Services Agreement between the Partnership, CVR GP and CVR Energy dated May 4, 2012 (the “Services Agreement”). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers, including, without limitation, a chief operating officer. Stanley A. Riemann serves as CVR GP’s chief operating officer under this arrangement, and he is also a named executive officer of CVR GP.

On November 29, 2013, CVR Energy entered into an employment letter agreement (the “Letter Agreement”) with Mr. Riemann to set forth the terms of Mr. Riemann’s continued employment as the chief operating officer of CVR Energy from January 1, 2014, the date upon which Mr. Riemann’s existing Third Amended and Restated Employment Agreement dated January 1, 2011 (the “Existing Agreement”) with CVR Energy will expire, until June 30, 2014 (the “Additional Employment Period”), the date upon which Mr. Riemann has indicated his intent to retire from CVR Energy. Under the Letter Agreement, Mr. Riemann’s base salary will continue for the Additional Employment Period at the rate in effect immediately prior to the first day of the Additional Employment Period. In addition, provided that Mr. Riemann remains employed throughout the Additional Employment Period (or is terminated by CVR Energy without cause), and subject to Mr. Riemann’s execution of a release of claims (the “Release”): (a) Mr. Riemann will be entitled to receive a pro-rata bonus based on the actual performance of CVR Energy for 2014, payable when bonuses for 2014 are paid generally to CVR Energy’s executive officers; and (b) Mr. Riemann will receive a cash payment of $600,000 within 30 days following the date that the Release becomes effective. In addition, Mr. Riemann remains subject to the restrictive covenant obligations contained in the Existing Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 4, 2013

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary

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